       This is a re-filing of a Form 8-A12B filing made on April 18, 2001 under
       CIK 0000894356 (Structured Products Corp.). We are making this filing, at the request of the SEC's staff, for the sole purpose of obtaining a commission file number.

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                            STRUCTURED PRODUCTS CORP.

                            ------------------------

             (Exact name of registrant as specified in its charter)

                Delaware                                   13-3692801
------------------------------------------ -------------------------------------
(State of incorporation or organization)       (IRS Employer Identification No.)

          390 Greenwich Street                               10013
           New York, New York              -------------------------------------
------------------------------------------                 (Zip Code)
(Address of principal executive offices)

If this form relates to the  registration  of a class of securities  pursuant to
Section  12(b)  of  the  Exchange  Act  and is  effective  pursuant  to  General
Instruction A. (c), please check the following box. [x]

If this form relates to the  registration  of a class of securities  pursuant to
Section  12(g)  of  the  Exchange  Act  and is  effective  pursuant  to  General
Instruction A. (d), please check the following box.

       Securities to be registered pursuant to Section 12(b) of the Act:

              Title of Each Class                Name of Each Exchange on Which
              to be So Registered                Each Class is to be Registered
              -------------------                ------------------------------
  1,622,600 Corporate-Backed Trust Securities
(CorTS(R)) Certificates, with a principal amount
                 of $40,565,000
              (the "Certificates")                  New York Stock Exchange
------------------------------------------ -------------------------------------

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE

Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the Certificates to be registered hereunder is set forth under the captions  entitled:  "Summary";  "Risk  Factors";  "Description of the
Certificates";  "Certain ERISA Considerations";  and "Certain Federal Income Tax
Considerations" in Registrant's  Prospectus Supplement dated April 10, 2001, and
"Risk Factors" and  "Description of  Certificates"  in Registrant's  Prospectus,
dated May 13, 1999, which description is incorporated herein by reference.

Item 2.   EXHIBITS.

          1.   Certificate of Incorporation of Structured  Products Corp. is set
forth  as  Exhibit  3.1  to  the  Registration  Statement  on  Form  S-3  and is
incorporated herein by reference.

          2.   By-laws,  as amended,  of Structured Products Corp. are set forth as Exhibit 3.2 to the  Registration  Statement  and are  incorporated  herein by reference.

          3.   Form of  Trust  Agreement  is set  forth  as  Exhibit  4.3 to the
Registration Statement and is incorporated herein by reference.

          4.   Form of the Prospectus is attached to the Registration  Statement and is incorporated herein by reference.

          5.   Form of the Prospectus Supplement dated April 10, 2001, which was filed with the Securities and Exchange Commission on April 10, 2001, pursuant to
Rule 424(b)(5) under the Securities Act of 1933, as amended, and is incorporated herein by reference.

          6.   Form of CorTS(R) Supplement 2001-15, dated as of April 18, 2001, which is set forth as an exhibit on Form 8-A12B filed with the Securities and Exchange
Commission, for Structured Products Corp., on April 10, 2001, and is incorporated herein by reference.

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                                       2

                                    SIGNATURE

            Pursuant  to  the  requirements  of  Section  12 of  the  Securities
Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                              STRUCTURED PRODUCTS CORP.
Date:    April 10, 2001

                                              By:    /s/ MATTHEW R.  MAYERS
                                                   ----------------------------
                                                     Authorized Signatory